UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2010
The Sherwin-Williams Company
(Exact Name of Registrant as Specified in Charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-04851 (Commission File Number)	34-0526850 (IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio (Address of Principal Executive Offices)	44115 (Zip Code)
(216) 566-2000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On July 19, 2010, (a) Sherwin-Williams Luxembourg S.à r.l. (“SW Luxembourg”), a wholly-owned subsidiary of The Sherwin-Williams Company (“Sherwin-Williams”), entered into to a €200 million Credit Agreement (the “EURO Credit Agreement”) by and among SW Luxembourg, as borrower, Sherwin-Williams, as guarantor, the lenders party thereto, Bank of America, N.A., as administrative agent and L/C issuer, Banc of America Securities LLC, as sole bookrunner and joint mandated lead arranger, and HSBC Securities (USA) Inc., as joint mandated lead arranger, and (b) Sherwin-Williams Canada Inc. (“SW Canada”), a wholly-owned subsidiary of Sherwin-Williams, entered into a CAD 75 million Credit Agreement (the “Canadian Credit Agreement”) by and among SW Canada, as borrower, Sherwin-Williams, as guarantor, the lenders party thereto, KeyBank National Association, as joint lead arranger, sole bookrunner and administrative agent, and PNC Capital Markets, LLC, as joint lead arranger and syndication agent. The Euro Credit Agreement and the Canadian Credit Agreement are collectively referred to as the “Credit Agreements.” The proceeds of borrowings under the Credit Agreements are to be used for general corporate purposes, including refinancing indebtedness and for acquisitions.
     The Euro Credit Agreement provides for a €150 million three-year term loan facility and a €50 million three-year revolving credit facility. SW Luxembourg may request the lenders to extend the maturity date of the revolving credit facility for two additional periods of one year each. SW Luxembourg may increase the size of the revolving credit facility, subject to the discretion of each lender to participate in such increase or new commitments from additional financial institutions, in an aggregate amount not to exceed €100 million.
     The Canadian Credit Agreement provides for a CAD 75 million three-year revolving credit facility. SW Canada may request the lenders to extend the maturity date of the facility for two additional periods of one year each. SW Canada may increase the size of the facility, subject to the discretion of each lender to participate in such increase or new commitments from additional financial institutions, in an aggregate amount not to exceed CAD 112.5 million.
     The Credit Agreements contain representations, warranties, covenants and events of default substantially similar to those contained in Sherwin-Williams’ existing three-year $500 million Credit Agreement, dated January 8, 2010, with a syndicate of lenders, including JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-documentation agents, Bank of America, N.A., as administrative agent, and Wells Fargo Bank, N.A., as syndication agent.
     Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for Sherwin-Williams and its subsidiaries various commercial banking, investment banking, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

     The foregoing descriptions of the Credit Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreements, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information described in Item 1.01 above relating to the Credit Agreements is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
          The following exhibits are filed with this report:

Exhibit No.	Exhibit Description
4.1	Credit Agreement, dated as of July 19, 2010, among Sherwin-Williams Luxembourg S.à r.l., as borrower, The Sherwin-Williams Company, as guarantor, the lenders party thereto, Bank of America, N.A., as administrative agent and L/C issuer, Banc of America Securities LLC, as sole bookrunner and joint mandated lead arranger, and HSBC Securities (USA) Inc., as joint mandated lead arranger (filed herewith).

4.2	Credit Agreement, dated as of July 19, 2010, among Sherwin-Williams Canada Inc., as borrower, The Sherwin-Williams Company, as guarantor, the lenders party thereto, KeyBank National Association, as joint lead arranger, sole bookrunner and administrative agent, and PNC Capital Markets, LLC, as joint lead arranger and syndication agent (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY
July 21, 2010	By:	/s/ L.E. Stellato
L.E. Stellato
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Credit Agreement, dated as of July 19, 2010, among Sherwin-Williams Luxembourg S.à r.l., as borrower, The Sherwin-Williams Company, as guarantor, the lenders party thereto, Bank of America, N.A., as administrative agent and L/C issuer, Banc of America Securities LLC, as sole bookrunner and joint mandated lead arranger, and HSBC Securities (USA) Inc., as joint mandated lead arranger (filed herewith).

4.2	Credit Agreement, dated as of July 19, 2010, among Sherwin-Williams Canada Inc., as borrower, The Sherwin-Williams Company, as guarantor, the lenders party thereto, KeyBank National Association, as joint lead arranger, sole bookrunner and administrative agent, and PNC Capital Markets, LLC, as joint lead arranger and syndication agent (filed herewith).

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